
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE BALANCE
SHEET AND STATEMENT OF OPERATIONS AND IS QUALIFIED IN ITS ENTIRETY TO SUCH
FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                           2,812
<SECURITIES>                                         0
<RECEIVABLES>                                   51,690
<ALLOWANCES>                                   (2,620)
<INVENTORY>                                     59,928<F1>
<CURRENT-ASSETS>                                77,446
<PP&E>                                         163,237
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 275,047
<CURRENT-LIABILITIES>                           40,289
<BONDS>                                        198,124<F2>
<PREFERRED-MANDATORY>                           43,714
<PREFERRED>                                          0
<COMMON>                                           146
<OTHER-SE>                                     (7,226)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                   275,047
<SALES>                                              0
<TOTAL-REVENUES>                                71,704
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                76,245
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               4,800
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                   (3,668)
<INCOME-CONTINUING>                            (5,736)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (5,736)
<EPS-PRIMARY>                                   (0.99)
<EPS-DILUTED>                                   (0.99)

<F1>Includes the following assets: prepaid expenses and other of $14,034, prepaid income taxes of $7,446, deferred income taxes-current of $4,084, deferred income taxes--long-term of $2,229, restricted cash of $2,304, note receivable of $7,487, and intangible assets, net of $18,344 and other assets, net of $4,000.

<F2>Includes the following long-term liabilities: deferred income of $2,936, capital lease obligation of $50,949, and long-term debt of $144,239.

<F3>Includes the following equity accounts: additional paid-in capital of
$203,180, treasury stock $(183,746), and retained earnings (deficit) of $(26,660).




